UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 14, 2011

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2011, Fiserv, Inc. (the “Company”) completed the sale of $600,000,000 aggregate principal amount of its 3.125% Senior Notes due 2016 (the “2016 Notes”) and $400,000,000 aggregate principal amount of its 4.750% Senior Notes due 2021 (the “2021 Notes,” and together with the 2016 Notes, the “Notes”). The Notes are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”) and were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the 2016 Notes (the “2016 Notes Supplemental Indenture”), and by an Eighth Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the 2021 Notes (the “2021 Notes Supplemental Indenture”).

The 2016 Notes Supplemental Indenture and form of the 2016 Note, which is included therein, provide, among other things, that the 2016 Notes bear interest at a rate of 3.125% per year (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2011), and will mature on June 15, 2016. The 2021 Notes Supplemental Indenture and form of the 2021 Note, which is included therein, provide, among other things, that the 2021 Notes bear interest at a rate of 4.750% per year (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2011), and will mature on June 15, 2021. The interest rate payable on each of the 2016 Notes and the 2021 Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

The Company may redeem the Notes at any time prior to maturity at a “make-whole” redemption price, plus accrued and unpaid interest. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

All payments with respect to the Notes, including principal and interest, will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Company expects that the Notes will also be guaranteed in the future by certain subsidiaries under certain circumstances. If a Guarantor is released from its guarantees with respect to the Company’s Credit Agreement, dated September 29, 2010, among the Company and the financial institutions parties thereto, the Loan Agreement, dated as of November 9, 2007, among the Company and the financial institutions parties thereto and any other debt of the Company of an amount in excess of 10% of the Company’s net worth, then such Guarantor will be released from its guarantee of the Notes upon notice by the Company to the Trustee.

The Indenture, the 2016 Notes Supplemental Indenture and the 2021 Notes Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The descriptions of the 2016 Notes Supplemental Indenture and the 2021 Notes Supplemental Indenture set forth above are qualified by reference to the 2016 Notes Supplemental Indenture and the 2021 Notes Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169358) that the Company filed with the Securities and Exchange Commission on September 14, 2010. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

On June 14, 2011, the Company completed a tender offer to purchase for cash any and all of its $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2012 (the “2012 Notes”) that expired at 5:00 p.m., New York City time, on June 13, 2011. The Company accepted for purchase all of the 2012 Notes validly tendered and not validly withdrawn prior to the expiration of the tender offer, representing a total aggregate principal amount of approximately $699.8 million for total consideration of $754.3 million, plus accrued and unpaid interest on the tendered 2012 Notes. The Company funded payment of the 2012 Notes purchased pursuant to the tender offer with the proceeds from its offering of the Notes.

On June 14, 2011, the Company gave notice of redemption for the remaining untendered $300.2 million aggregate principal amount of 2012 Notes at the make-whole redemption price to be determined in accordance with the terms of the 2012 Notes. The redemption date for such 2012 Notes is July 14, 2011. The Company is making the redemption only by, and pursuant to the terms of, the Notice of Optional Redemption dated June 14, 2011.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Seventh Supplemental Indenture, dated as of June 14, 2011, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.2)	Eighth Supplemental Indenture, dated as of June 14, 2011, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Klehr Harrison Harvey Branzburg LLP.

(5.3)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Klehr Harrison Harvey Branzburg LLP (contained in Exhibit (5.2) hereto).

(23.3)	Consent of Brian K. Ridenour (contained in Exhibit (5.3) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: June 14, 2011	By:	/s/ THOMAS J. HIRSCH
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer and Treasurer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated June 14, 2011

Exhibit Number

(4.1)	Seventh Supplemental Indenture, dated as of June 14, 2011, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.2)	Eighth Supplemental Indenture, dated as of June 14, 2011, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Klehr Harrison Harvey Branzburg LLP.

(5.3)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Klehr Harrison Harvey Branzburg LLP (contained in Exhibit (5.2) hereto).

(23.3)	Consent of Brian K. Ridenour (contained in Exhibit (5.3) hereto).